Exhibit 10.33

SECOND AMENDMENT TO THE UNSECURED CREDIT FACILITY

THIS SECOND AMENDMENT is dated March 22, 2024 between:

TMC THE METALS COMPANY INC., a company organized under the laws of British Columbia, Canada (“TMC”);

and

ARGENTUM CEDIT VIRTUTI GCV, a corporation organized under the laws of Belgium and the parent of Allseas Investments S.A. (“Argentum”)

RECITALS

WHEREAS TMC and Argentum entered into an Unsecured Credit Facility agreement (the “UCF”) on March 22, 2023.

AND WHERAS the parties entered into an Amendment to the UCF to modify the definition of the “Maturity Date” of the UCF (the “First UCF Amendment”)

AND WHERAS the parties wish to further amend the UCF as set forth below.

NOW THEREFORE, THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations and warranties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties to this Agreement covenant and agree as follows:

1.Definitions.Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the UCF.

2.Amendments.The UCF is hereby amended as follows:

2.1.	Section 1.1.10 shall be replaced in its entirety with the following: “Maturity Date” means August 31, 2025;
2.2.

Section 2.7 shall be amended by adding the following after the last sentence thereof: The Underutilization Fee shall cease to be payable after the date on which the Borrower or the Lender gives notice of termination of this Agreement in accordance with Section 2.9 (other than any Underutilization Fees still owing on the date on which such termination notice is delivered).

3.Entire Agreement.This Amendment shall be read together with the UCF and the First UCF Amendment as a single agreement, and together constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof. Each Party agrees to execute, acknowledge and deliver such further instructions, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Amendment. This Amendment may be executed in multiple originals, each of which shall be considered an original for all purposes and, collectively, shall be considered to constitute this Amendment. Signatures transmitted by facsimile or in a Portable Document Format (pdf) may be considered an original for all purposes, including, without limitation, the execution of this Amendment and enforcement of this Amendment. This Amendment shall prevail in case of any conflict with the UCF and/or the First UCF Amendment.

IN WITNESS WHEREOF the parties have executed this Amendment this 22nd day of March 2024.

TMC THE METALS COMPANY INC.

By:	/s/ Gerard Barron
	Name:	Gerard Barron
	Title:	Chief Executive Officer

ARGENTUM CEDIT VIRTUTI GCV

By:	/s/ Edward Heerema
	Name:	Edward Heerema
	Title:	Zaakvoerder